EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Jill Trudeau
(317) 249-4559                                                           (317) 796-0945
mike.eliason@karglobal.com                     jill.trudeau@karglobal.com

KAR Auction Services, Inc. Reports First Quarter 2022 Financial Results
•KAR expects to close the transaction selling its ADESA U.S. physical auction business to Carvana, with the proceeds expected to reduce debt
•KAR reported consistent revenue from continuing operations
•For the first quarter, gross profit per vehicle sold increased year-over-year to $255
•Continued growth in digital dealer-to-dealer volumes were driven by industry-leading platforms, BacklotCars and TradeRev

Carmel, IN, May 3, 2022 — KAR Auction Services, Inc. (NYSE: KAR) today reported its first quarter financial results for the period ended March 31, 2022.
"We expect to close the transaction selling our U.S. physical auction business to Carvana within the next week," said Peter Kelly, CEO of KAR Global. "Going forward KAR will be the premier digital marketplace for wholesale used vehicles, with a meaningful finance company enabling our customer base. Our business will become asset-light with an enhanced financial profile—including significantly less debt. We expect the new simplified KAR to generate $265 million of Adjusted EBITDA in 2022. And as I look beyond 2022, I see exciting opportunities for growth across all of our businesses."
First Quarter 2022 Financial Highlights
The company has classified the ADESA U.S. physical auction business as held-for-sale (discontinued operations) based on management’s intention to sell the business. As such, the results discussed herein refer to the continuing operations of KAR and do not include the results of the ADESA U.S. physical auction business.
•Total revenue for the first quarter of 2022 was $369.4 million, a decrease of less than 1% compared with $369.8 million for the first quarter of 2021.
•Net loss from continuing operations for the first quarter of 2022 of $8.4 million, or $(0.16) per diluted share, compared with net income from continuing operations of $26.2 million, or $0.10 per diluted share, for the first quarter of 2021.
•Adjusted EBITDA from continuing operations for the quarter ended March 31, 2022 was $49.1 million, compared with $77.2 million for the quarter ended March 31, 2021.
•Operating adjusted net income (loss) from continuing operations per diluted share was $(0.02) for the quarter ended March 31, 2022, compared with $0.26 for the quarter ended March 31, 2021.
•Results for the quarter ended March 31, 2021 included $17.0 million in realized gains related to previous investments in early-stage automotive companies.
•Year-over-year increase in ADESA's digital dealer-to-dealer marketplaces of 31%, or 6% when including CARWAVE volumes in both years.
•ADESA gross profit per vehicle sold increased 3% to $255 for the quarter ended March 31, 2022, compared with $248 for the quarter ended March 31, 2021.
•AFC's strong first quarter performance was driven by increased revenue per loan transaction of 28%.

Share Repurchase Authorization
The board of directors authorized an increase in the size of the company’s $300 million share repurchase program by an additional $200 million and an extension of the share repurchase program through December 31, 2023. With the increase, and giving effect to the company’s previous repurchases, approximately $309 million remains available for repurchases under the share repurchase program.
Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, May 4, 2022 at 8:30 a.m. EDT. The call will be hosted by KAR's Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 5886902, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s first quarter 2022 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.
About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 2.6 million units valued at over $40 billion through our auctions in 2021. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Europe, Mexico, Uruguay and the Philippines. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.
Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as "should," "may," "will," "can," "of the opinion," "confident," "is set," "is on track," "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "continues," "outlook," "initiatives," "goals," "opportunities," and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those risks and uncertainties regarding (i) the impact of the COVID-19 pandemic on our business and the economy generally; (ii) the impact of the conflict between Russia and Ukraine; (iii) the company’s proposed sale of the ADESA U.S. physical auction business to Carvana, including the company may be unable to complete the proposed transaction in a timely manner or at all, the ability of the company to execute on its strategy and achieve its goals and other expectations after the completion of the proposed transaction, the effect of the transaction or the pendency of the proposed transaction on the company's relationships with its customers and business, and the outcome of any legal proceedings to the extent initiated against the company or others related to the proposed transaction; and (iv) those other matters disclosed in the company’s Securities and Exchange Commission filings. The company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating revenues
Auction fees	$101.4	$102.5
Service revenue	137.5	146.3
Purchased vehicle sales	46.3	55.2
Finance-related revenue	84.2	65.8
Total operating revenues	369.4	369.8

Operating expenses
Cost of services (exclusive of depreciation and amortization)	210.8	203.8
Selling, general and administrative	118.9	107.3
Depreciation and amortization	26.0	26.9
Total operating expenses	355.7	338.0

Operating profit	13.7	31.8

Interest expense	25.6	30.8
Other (income) expense, net	1.2	(49.7)

Income (loss) from continuing operations before income taxes	(13.1)	50.7

Income taxes	(4.7)	24.5

Income (loss) from continuing operations	(8.4)	26.2
Income from discontinued operations, net of income taxes	8.1	24.7
Net income (loss)	$(0.3)	$50.9

Net income (loss) per share - basic
Income (loss) from continuing operations	$(0.16)	$0.10
Income from discontinued operations	0.07	0.15
Net income (loss) per share - basic	$(0.09)	$0.25

Net income (loss) per share - diluted
Income (loss) from continuing operations	$(0.16)	$0.10
Income from discontinued operations	0.07	0.15
Net income (loss) per share - diluted	$(0.09)	$0.25

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$134.2	$177.6
Restricted cash	26.3	25.8
Trade receivables, net of allowances	433.3	381.3
Finance receivables, net of allowances	2,734.8	2,506.0
Other current assets	117.8	87.9
Current assets held-for-sale	2,058.6	213.2
Total current assets	5,505.0	3,391.8

Goodwill	1,595.4	1,598.0
Customer relationships, net of accumulated amortization	153.4	159.1
Operating lease right-of-use assets	93.2	94.7
Property and equipment, net of accumulated depreciation	142.2	143.5
Intangible and other assets	303.2	297.0
Non-current assets held-for-sale	—	1,766.6
Total assets	$7,792.4	$7,450.7

Current liabilities, excluding obligations collateralized by finance receivables, current maturities of debt and current liabilities held-for-sale	$959.7	$939.0
Obligations collateralized by finance receivables	1,866.6	1,692.3
Current maturities of debt	1,034.0	16.3
Current liabilities held-for-sale	705.3	361.7
Total current liabilities	4,565.6	3,009.3

Long-term debt	939.8	1,849.7
Operating lease liabilities	86.9	88.1
Other non-current liabilities	82.6	85.9
Non-current liabilities held-for-sale	—	313.8
Temporary equity	601.6	590.9
Stockholders’ equity	1,515.9	1,513.0
Total liabilities, temporary equity and stockholders’ equity	$7,792.4	$7,450.7

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income (loss)	$(0.3)	$50.9
Net income from discontinued operations	(8.1)	(24.7)
Adjustments to reconcile net income to net (loss) cash provided by operating activities:
Depreciation and amortization	26.0	26.9
Provision for credit losses	3.0	5.1
Deferred income taxes	2.6	4.4
Amortization of debt issuance costs	3.1	3.0
Stock-based compensation	5.0	4.7
Contingent consideration adjustment	—	11.2
Net change in unrealized (gain) loss on investment securities	3.0	(43.5)
Other non-cash, net	(8.7)	0.6
Changes in operating assets and liabilities:
Trade receivables and other assets	(80.1)	(222.4)
Accounts payable and accrued expenses	45.0	334.0
Net cash (used by) provided by operating activities - continuing operations	(9.5)	150.2
Net cash used by operating activities - discontinued operations	(50.5)	(1.6)
Investing activities
Net increase in finance receivables held for investment	(229.4)	(73.3)
Purchases of property, equipment and computer software	(13.5)	(11.9)
Investments in securities	(4.1)	(15.3)
Proceeds from sale of investments	0.3	21.1
Proceeds from the sale of PWI	—	0.9
Net cash used by investing activities - continuing operations	(246.7)	(78.5)
Net cash used by investing activities - discontinued operations	(11.8)	(0.7)
Financing activities
Net increase in book overdrafts	6.5	5.1
Net increase in borrowings from lines of credit	108.8	6.1
Net increase (decrease) in obligations collateralized by finance receivables	170.5	(25.1)
Payments on long-term debt	(2.4)	(2.4)
Payments on finance leases	(1.3)	(1.5)
Payments of contingent consideration and deferred acquisition costs	(29.6)	(21.3)
Issuance of common stock under stock plans	0.6	0.3
Tax withholding payments for vested RSUs	(2.5)	(2.2)
Repurchase and retirement of common stock	—	(80.8)
Net cash provided by (used by) financing activities - continuing operations	250.6	(121.8)
Net cash provided by financing activities - discontinued operations	22.0	33.1
Effect of exchange rate changes on cash	3.0	2.6
Net decrease in cash, cash equivalents and restricted cash	(42.9)	(16.7)
Cash, cash equivalents and restricted cash at beginning of period	203.4	784.3
Cash, cash equivalents and restricted cash at end of period	$160.5	$767.6
Cash paid for interest, net of proceeds from interest rate derivatives	$18.5	$15.3
Cash paid for taxes, net of refunds	$12.6	$11.7

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The 2022 expectation for Adjusted EBITDA is a forward-looking non-GAAP financial measure. We have not reconciled this non-GAAP financial measure to its most directly comparable GAAP measure of net income (loss) due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Accordingly, a reconciliation is not available without unreasonable effort.
The following table reconciles EBITDA and Adjusted EBITDA to net income (loss) from continuing operations for the periods presented:

	Three Months Ended March 31,
(in millions), (unaudited)	2022	2021
Net income (loss) from continuing operations	$(8.4)	$26.2
Add back:
Income taxes	(4.7)	24.5
Interest expense, net of interest income	25.5	30.6
Depreciation and amortization	26.0	26.9
Intercompany interest	—	—
EBITDA	38.4	108.2
Non-cash stock-based compensation	5.2	5.1
Acquisition related costs	0.3	1.3
Securitization interest	(10.4)	(6.8)
(Gain)/Loss on asset sales	(0.1)	(0.8)
Severance	3.4	0.4
Foreign currency (gains)/losses	1.2	2.2
Contingent consideration adjustment	—	11.2
Net change in unrealized (gains) losses on investment securities	3.0	(43.5)
Professional fees related to business improvement efforts	8.1	—
Other	—	(0.1)
Total addbacks/(deductions)	10.7	(31.0)
Adjusted EBITDA	$49.1	$77.2

The following table reconciles operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per diluted share to net income (loss) for the periods presented:

	Three Months Ended March 31,
(in millions, except per share amounts), (unaudited)	2022	2021
Net income (loss)	$(0.3)	$50.9
Less: income from discontinued operations	(8.1)	(24.7)
Net income (loss) from continuing operations (1)	(8.4)	26.2

Acquired amortization expense	8.6	8.5
Contingent consideration adjustment	—	11.2
Income taxes (2)	(3.1)	(4.1)
Operating adjusted net income (loss) from continuing operations	$(2.9)	$41.8

Operating adjusted net income (loss) from continuing operations per share - diluted	$(0.02)	$0.26

Weighted average diluted shares	156.5	162.4

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income (loss) from continuing operations and operating adjusted net income (loss) from continuing operations per diluted share.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax benefit on the acquired amortization expense. There was no income tax benefit related to the contingent consideration adjustment because this item is not deductible for income tax purposes.